Exhibit 1.1

DISTRIBUTION AGREEMENT

March 19, 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 1 Churchill Place London E14 5HP United Kingdom

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
270 Park Avenue

New York, New York 10017

KeyBanc Capital Markets Inc.
127 Public Square, 7th floor
Cleveland, Ohio 44114

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, New York 10017

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Bank of America, N.A.
One Bryant Park
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association
270 Park Avenue

New York, New York 10017

KeyBanc Capital Markets Inc.
127 Public Square, 7th floor
Cleveland, Ohio 44114

Mizuho Markets Americas LLC
1271 Avenue of the Americas
New York, New York 10020

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ, United Kingdom

The Toronto-Dominion Bank
1 Vanderbilt Avenue, 11th Floor
New York, New York 10017

Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor
New York, New York 10001

Ladies and Gentlemen:

Alliant Energy Corporation, a Wisconsin corporation (the “Company”), confirms its agreement with each of Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC as agent and/or principal under any Terms Agreement (as defined in Section 1(a) hereof) (each, an “Agent” and collectively, the “Agents”), and Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchaser under any Confirmation (as defined herein) (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) hereof) of up to $1,000,000,000 (the “Maximum Amount”) on the terms and conditions set forth in this Agreement. Such shares of Common Stock are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-276062) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains or incorporates by reference additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents (as sales agents or forward sellers), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated December 15, 2023 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents (as sales agents or forward sellers) in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) hereof and filed in accordance with the provisions of Rule 424(b) under the Act) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(c) hereof. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing

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Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company, each Agent and each Forward Purchaser agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent or its counsel necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). For the avoidance of doubt, any Agency Transaction must be between the Company and a single Agent, and the Company may be party to only one Agency Transaction at any given time during the term of this Agreement. The Company may also (i) offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) hereof (each such transaction being referred to as a “Principal Transaction”), or (ii) enter into one or more forward stock purchase transactions (each, a “Forward Transaction”) with a Forward Purchaser as set forth in a separate letter agreement, a form of which is attached hereto as Exhibit B (each, a “Confirmation” and, together, the “Confirmations”). As used herein, (A) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement, any Terms Agreement and any Confirmation is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof; (B) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time; (C) “Exchange” means the Nasdaq Global Select Market; and (D) “Forward Settlement Date” means, for sales in establishing the applicable Forward Purchaser’s initial hedge under any Confirmation, unless otherwise specified, the first (1st) Exchange Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

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(b) Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 hereof. In addition, subject to the terms and conditions set forth herein, the Company may, in consultation with a Forward Purchaser and the applicable Agent, instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, and enter into one or more Confirmations with respect to such Shares. In connection therewith, the Company and such Forward Purchaser understand that such Forward Purchaser, through such Agent, as forward seller and sales agent, will effect sales of Shares on the terms set forth in this Agreement. Nothing herein shall constitute a commitment by any Forward Purchaser to borrow, offer or sell Shares, or to enter into any Forward Transaction. Such a commitment (if any) would be set forth in, and would be subject to the terms of, a Confirmation with respect to such Forward Transaction.

(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”), which may include transactions directly on or through the Exchange or any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternative trading system, and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing. Each Agent, as forward seller for the applicable Forward Purchaser, hereby covenants and agrees not to make any sales of the Shares on behalf of such Forward Purchaser pursuant to this Agreement other than by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) hereof) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) hereof.

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(f) The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares; (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement; and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by email or by telephone from any of the individuals listed as an authorized representative of the Company on Schedule A hereto (which may be updated from time to time by certificate of the Company) and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)

the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), which shall not be more than 25% of the average daily trading volume reported for the Common Stock during the 30 Exchange Business Days preceding the date of the Transaction Proposal, or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 1.00% of the Gross Sales Price, such Agent’s discount or commission.

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A Transaction Proposal shall not set forth a Specified Number of Shares that, when the Gross Sales Price of such Specified Number of Shares is added to the aggregate number or aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total aggregate Gross Sales Price of Shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by such Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by email or by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. During any term of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Section 6(b) through Section 6(d) hereof, be deemed to affirm any of the representations and warranties contained in this Agreement pursuant to Section 3 or Section 6(a) hereof, or be obligated to conduct any due diligence session referred to in Section 6(f) hereof, until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Bring-Down Delivery Date, as defined in Section 6(b) hereof).

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage equal to 1.00%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the

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applicable Terms Agreement. Unless otherwise agreed between the Company and the applicable Agent, such commission shall be deducted by the Agent from the payment of the Gross Sales Price to the Company. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined herein), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). On each Forward Settlement Date in establishing the applicable Forward Purchaser’s initial hedge under a Confirmation, such Shares shall be delivered by such Forward Purchaser to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Sales Price from the sale of such Shares in same day funds delivered to an account designated by such Forward Purchaser.

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and the applicable Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e) If the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and any applicable Forward Purchaser, and sales of the Shares under this Agreement, any Transaction Acceptance, Terms Agreement or Confirmation shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each such party and Forward Purchaser. On or prior to the delivery of a

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prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f)

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) hereof or in connection with a Forward Transaction, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)

The terms set forth in a Terms Agreement shall not be binding on the Company or the applicable Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)

(i) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction or in connection with a Forward Transaction) and, by notice to the Agents given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (A) during any period in which the Company is, or could be deemed to be, in possession of material

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non-public information; or (B) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(ii)

Notwithstanding clause (i) of Section 2(h) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (A) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (B) provide such Agent with the officers’ certificate, accountants’ letter and opinion and letter of counsel called for by Section 6(b), Section 6(c), and Section 6(d) hereof, (C) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8-K, and (D) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (x) the delivery of any officers’ certificate, accountants’ letter or opinion and letter of counsel pursuant to this Section 2(h)(ii) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and opinions and letters of counsel as provided in Section 6(b), Section 6(c), and Section 6(d) hereof, and (y) this Section 2(h)(ii) shall in no way affect or limit the operation of clause (i) of Section 2(h) hereof, which shall have independent application.

(i) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day.

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(j) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent or forward seller, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement and any Confirmation, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

(k) Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement or (ii) in the good faith judgment of such Forward Purchaser, it is either impracticable to borrow and deliver any Shares for sale under this Agreement or such Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Agent shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that such Forward Purchaser using commercially reasonable efforts is able to, and that it is practicable to, so borrow below such cost.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to each of the Agents and the Forward Purchasers on and as of (i) the date hereof; (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”); (iii) each date on which the Company executes and delivers a Terms Agreement or a Confirmation; (iv) each Time of Sale (as defined in Section 3(a) hereof); (v) each Settlement Date; and (vi) each Bring-Down Delivery Date (as defined in Section 6(b) hereof) (each such date listed in (i) through (vi), a “Representation Date”), and agrees that:

(a) The Company meets the requirements for use of Form S-3 under the Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that automatically became effective not more than three years prior to the date hereof. No stop order suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

At the respective times the Registration Statement became effective (including without limitation any effective dates of any amendments thereto and each deemed effective date with respect to the Agents and Forward Purchasers pursuant to Rule 430B(f)(2) of the Act) and at each Representation Date, the Registration Statement and any amendments and supplements thereto complied or will comply, as the case may be, in all material respects with the requirements of the Act, and did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to

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make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at any Representation Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment thereto), it being understood and agreed that the only such information consists of the information appearing in the fifth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

Each of the Basic Prospectus and the Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”), except to the extent permitted by Regulation S-T.

Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Agents so that any use of such Permitted Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of any Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or Section 15(d) of the Exchange Act, or form of prospectus) and as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Act.

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(c) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is herein referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or Rule 164(g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rule 164 and Rule 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rule 164 and Rule 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer.” The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

(d) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The description of regulatory matters to which the Company is subject, as disclosed in the Company’s filings with the Commission under the Exchange Act and as incorporated by reference into the Registration Statement, is true and correct in all material respects, except to the extent such description in any specific filing has been superseded, updated or supplemented by such description in a subsequent filing under the Exchange Act made prior to the date hereof and incorporated by reference into the Registration Statement or by such description in the Prospectus or any Permitted Free Writing Prospectus.

(e) The historical consolidated financial statements of the Company and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of income,

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changes in common equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules included in the Registration Statement, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial information included in the Prospectus and any Permitted Free Writing Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurate and fairly presented in all material respects, and prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries. No other financial statements are required by the Act or the Exchange Act to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than shares of Common Stock issued or delivered pursuant to equity incentive, compensation and/or employee benefit plans of the Company and its consolidated subsidiaries (the “Company Stock Plans”) referred to in the Registration Statement and the Prospectus or upon the conversion, vesting or exercise of options, rights and other securities granted thereunder, the issuance of Shares pursuant to this Agreement, any Terms Agreement or any Confirmation, and the issuance of shares of Common Stock pursuant to the Company’s Shareowner Direct Plan or other dividend reinvestment plan referred to in the Registration Statement and the Prospectus) or short-term or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business); (ii) there has been no material adverse change in the condition, financial or otherwise, earnings or business affairs of the Company and its consolidated subsidiaries considered as one enterprise or on the performance by the Company of its obligations under this Agreement, any Terms Agreement or any Confirmation, whether or not arising in the ordinary course of business, nor have there been any developments involving a prospective material adverse change of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (iii) there have been no transactions entered into by the Company or any of its consolidated subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its consolidated subsidiaries considered as one enterprise, and (iv) except for regular dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each Confirmation; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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(h) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (each such subsidiary shall be referred to herein as a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly organized and is validly existing as a corporation or a limited liability company under the laws of the jurisdiction of its formation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the outstanding equity interests of each such Significant Subsidiary have been duly authorized and validly issued and all of the issued and outstanding shares of the capital stock of each such Significant Subsidiary are owned by the Company, free and clear of any security interest, mortgage, pledge or lien that reasonably would be expected to result in a Material Adverse Effect. None of the outstanding equity interests of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any other holder of equity interests of such Significant Subsidiary that reasonably would be expected to result in a Material Adverse Effect. The only subsidiaries of the Company are (i) the Significant Subsidiaries and (ii) certain other subsidiaries which do not constitute a “significant subsidiary” of the Company as defined in Rule 1-02 of Regulation S-X.

(i) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except (i) as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and (ii) for options, restricted stock and performance shares and other awards granted pursuant to the Company Stock Plans, there are no outstanding rights (including, without limitation, preemptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its consolidated subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each consolidated subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (each, a “Lien”), other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is a “holding company” as defined under the Public Utility Holding Company Act of 2005.

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(j) With respect to the stock options, if any (the “Stock Options”), granted pursuant to the Company Stock Plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies; (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareowner approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (iii) each such grant was made in accordance in all material respects with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded; (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date; and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k) The Company has all requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement and any Confirmation and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, any Terms Agreement and any Confirmation and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement or any Confirmation, such action will have been duly and validly authorized).

(l) This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement and Confirmation will have been duly authorized, executed and delivered by the Company.

(m) The Shares to be issued and sold by the Company hereunder or under any Terms Agreement or any Confirmation have been duly authorized by the Company and, when issued and delivered and paid for in the manner provided for herein or in any Terms Agreement or any Confirmation, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus. No holder of the Shares will be subject to personal liability by reason of being such a holder.

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(n) This Agreement conforms and each Terms Agreement and Confirmation will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(o) Neither the Company nor any of its consolidated subsidiaries is (i) in violation of its charter, by-laws or other constitutive document, each as amended; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject (collectively, “Agreements and Instruments”) except for any such defaults with respect to this clause (ii) that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and any Terms Agreement or any Confirmation, the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Prospectus and any settlement pursuant to the terms of a Confirmation), and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its consolidated subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (A) the charter, bylaws or other constitutive document, each as amended, of the Company or any of its consolidated subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its consolidated subsidiaries or any of their assets, properties or operations, except for any such violations with respect to this clause (B) as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its consolidated subsidiaries.

(p) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, any Terms Agreement or any Confirmation, the consummation of the transactions contemplated by this Agreement, any Terms Agreement or any Confirmation, except (i) such as have been already obtained, (ii) such as may be required under the Act or state securities laws, and (iii) such consents, approvals or authorizations as may be required under the rules of the Exchange or the rules of the Financial Industry Regulatory Authority (“FINRA”).

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(q) Except as described in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its consolidated subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect (i) the properties or assets of the Company and its consolidated subsidiaries or (ii) the consummation of the transactions contemplated by this Agreement, any Terms Agreement or any Confirmation, or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its consolidated subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business of the Company and its consolidated subsidiaries, could not reasonably be expected to result in a Material Adverse Effect. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or Section 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(r) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus, or the documents incorporated by reference therein or to be filed as exhibits thereto, which have not been so described and filed as required, except for this Agreement and an opinion of Perkins Coie LLP with respect to the validity of the Shares, which shall be filed with the Commission as exhibits to a Current Report on Form 8-K, in accordance with the Exchange Act.

(s) Deloitte & Touche LLP, which has audited certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited financial statements of the Company and its consolidated subsidiaries and related schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(t) The Company and its consolidated subsidiaries have good and marketable title to all real property owned by the Company and its consolidated subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its consolidated subsidiaries; and all of the leases and subleases material to the business of the Company and its consolidated subsidiaries, considered as one enterprise, and under which the Company or any of its consolidated subsidiaries holds properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are in full force and effect, and neither the Company nor any of its consolidated subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its consolidated subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its consolidated subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

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(u) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, security holders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.

(v) The Company has been advised of the rules and requirements under the Investment Company Act of 1940 (as amended, and the rules and regulations promulgated thereunder, the “Investment Company Act”). The Company is not and, upon the issuance and sale of the Shares as herein contemplated (or the consummation of the transactions contemplated by any Confirmation) and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, will not be required to register as an “investment company” under the Investment Company Act.

(w) The Company and its consolidated subsidiaries have paid all federal, state, local and foreign taxes (other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) that, if not paid, would not have a Material Adverse Effect) and filed (or obtained extensions with respect to) all tax returns required to be paid or filed; and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its consolidated subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.

(x) The Company and its consolidated subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them in the manner described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect. The Company and its consolidated subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its consolidated subsidiaries has received any notice of proceedings related to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y) No labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its consolidated subsidiaries’ respective principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

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(z) Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its consolidated subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its consolidated subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its consolidated subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its consolidated subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) Except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair value of the assets of each Plan and the benefit obligations accrued under such Plan have been properly accounted for in accordance with GAAP on the financial statements of the Company and its consolidated subsidiaries; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the

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U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan. To the knowledge of the Company, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its consolidated subsidiaries in the current fiscal year of the Company and its consolidated subsidiaries compared to the amount of such contributions made in the Company and its consolidated subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its consolidated subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its consolidated subsidiaries’ most recently completed fiscal year.

(bb) The Company together with its consolidated subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) The Company together with its consolidated subsidiaries employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(dd) The Company and its consolidated subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its consolidated subsidiaries and their respective businesses; and neither the Company nor any of its consolidated subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

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(ee) Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its consolidated subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to domestic political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures to ensure compliance with, all applicable anti-bribery and anti-corruption laws. Neither the Company nor its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its consolidated subsidiaries will use any part of the proceeds from the sale of the Shares, directly or indirectly, in violation of the FCPA or the rules or regulations thereunder.

(ff) The operations of the Company and its consolidated subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its consolidated subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(gg) Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its consolidated subsidiaries is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its consolidated subsidiaries located, organized or resident in a country or territory that is currently the subject or target of

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Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other covered region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Venezuela (each, a “Sanctioned Country” and together, the “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder or under any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its consolidated subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any of the Sanctioned Countries.

(hh) Except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no consolidated subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company.

(ii) Neither the Company nor any of its consolidated subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its consolidated subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No person has the right to require the Company or any of its consolidated subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(kk) Neither the Company nor any consolidated subsidiary or affiliate of the Company has taken nor will the Company or any consolidated subsidiary or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ll) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

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(mm) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Section 302 and Section 906 related to certifications.

(nn) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Permitted Free-Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) All of the Shares that have been or may be sold under this Agreement, any Terms Agreement or any Confirmation have been approved for listing, subject only to official notice of issuance, on the Exchange.

(pp) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(qq) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to any Agent or to counsel to such Agent pursuant to or in connection with this Agreement, any Terms Agreement or any Confirmation shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

(rr) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss) The Company acknowledges and agrees that the Agents have informed the Company that any Agent may, to the extent permitted under the Act and the Exchange Act, purchase and sell Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable).

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(tt) Except as set forth in the Prospectus and any Permitted Free Writing Prospectus, to the best of the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus to be conducted. Except as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no material infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the best of the Company’s knowledge, threatened, against the Company (x) challenging the Company’s rights in or to any Intellectual Property, (y) challenging the validity or scope of any Intellectual Property owned by the Company, or (z) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(uu) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that have not been described as required.

(vv) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(ww) In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an affiliate or through a derivative transaction) with respect to Shares.

4. Certain Covenants of the Company. The Company hereby agrees with each of the Agents and each of the Forward Purchasers as follows:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or

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supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which any Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which any Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to the Agents and the Forward Purchasers via e-mail in “.pdf” format on such filing date to e-mail accounts designated by the Agents and the Forward Purchasers, at any Agent’s or Forward Purchaser’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents and the Forward Purchasers, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

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(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agents, at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send generally to its security holders or shall from time to time publish or publicly disseminate and, in each case, file with the Commission pursuant to the Exchange Act, and (ii) copies of all annual, quarterly and current reports filed with the Commission on Form 10-K, Form 10-Q and Form 8-K, or such other similar form as may be designated by the Commission, and to furnish to any Agent from time to time during the Term such other information as such Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as reasonably practicable after such reports, communications, documents or information becomes available or promptly upon the request of such Agent, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state

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any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in each Agent’s capacity as agent, and, in either case, the Company will, subject to Section 4(a) hereof, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and to dealers (including costs of mailing and shipment); (ii) the registration, issue and delivery of the Shares; (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable and documented legal fees and disbursements of a single outside counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents; (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act; (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable and documented legal fees and disbursements of a single outside counsel to the Agents in connection therewith); (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm;

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(vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement any Confirmation; and (viii) the reasonable and documented out-of-pocket expenses of the Agents and the Forward Purchasers, including the reasonable and documented fees and disbursements of a single outside counsel to the Agents and the Forward Purchasers in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder. Except as otherwise provided in this Section 4(l) the Agents will pay all of their own costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

(m) With respect to the offering(s) contemplated by this Agreement, any Terms Agreement or any Confirmation, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n) Unless the Company has given written notice to the Agents that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (i) giving the Agents at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8, a registration statement on Form S-3 relating to the Company’s Shareowner Direct Plan or other dividend reinvestment plan or a or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (I) the Shares to be offered and sold under this Agreement, any Terms Agreement or any Confirmation, (II) any shares of Common Stock or other securities issued or delivered pursuant to any of the Company Stock Plans referred to in the Registration Statement and the Prospectus or upon the conversion, vesting or exercise of options, rights or other securities granted thereunder, (III) any shares of Common Stock offered and sold pursuant to the Company’s Shareowner Direct Plan or other dividend reinvestment plan referred to in the Registration Statement and the Prospectus, or (IV) any shares of Common Stock or other securities issuable upon the conversion, exercise or exchange of warrants or other securities outstanding on the first Trading Day prior to the delivery by the Company to the applicable Agent of a Transaction Proposal to sell Shares hereunder and referred to in the Registration Statement and the Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

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(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q) The Company consents to an Agent trading in the Common Stock for such Agent’s own account and for the account of such Agent’s clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Confirmation.

(r) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other commercially reasonable action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(s) If at any time prior to the sale of Shares having an aggregate Gross Sales Price equal to the Maximum Amount the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness, and to take all other action necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

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5. Execution of Agreement. Each Agent’s and each Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agents and the Forward Purchasers:

(i)

an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer, Treasurer or other senior financial officer) certifying as to the matters set forth in Exhibit C hereto;

(ii)

an opinion and, if not covered in such opinion, a negative assurance letter of Perkins Coie LLP, counsel for the Company, in the form of Exhibit D hereto (it being understood that such opinion will be subject to reasonable and customary assumptions, qualifications and exclusions);

(iii)

a “comfort” letter from Deloitte & Touche LLP, addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents and the Forward Purchasers may reasonably request;

(iv)

evidence reasonably satisfactory to the Agents and the Forward Purchasers and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)

resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vi)	such other documents as the Agents and the Forward Purchasers shall reasonably request; and

(b) The Agents and the Forward Purchasers shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Gibson, Dunn & Crutcher LLP, counsel to the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents and the Forward Purchasers may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents and each of the Forward Purchasers as follows:

(a) Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement or Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such

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representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Terms Agreement or Confirmation, as the case may be).

(b) Each time that (i) except as provided in the last sentence of Section 2(a) hereof, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document); (ii) there is a Principal Settlement Date pursuant to a Terms Agreement; or (iii) except as provided in the last sentence of Section 2(a) hereof, the Agents shall reasonably request upon reasonable advance notice to the Company (each date referred to in clauses (i), (ii) and (iii) above and subject to the exceptions set forth therein, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents a certificate, dated as of such Bring-Down Delivery Date and delivered within five Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement or Confirmation through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data that shall be deemed to be “filed” for purposes of Section 18 of the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c) Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause to be furnished to the Agents and, if applicable, the Forward Purchasers (A) the written opinion and, if not included in such opinion, negative assurance letter of Perkins Coie LLP, counsel to the Company, dated as of the applicable Bring-Down Delivery Date and

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delivered within five Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents and, if applicable, the Forward Purchasers with a letter substantially to the effect that the Agents and, if applicable, the Forward Purchasers may rely on the opinion and letters of such counsel referred to in Section 5(a)(ii) hereof, furnished to the Agents and, if applicable, the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause Deloitte & Touche LLP to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within five Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents and, if applicable, the Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within five Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents and, if applicable, the Forward Purchasers may reasonably request.

(e) At the time the Company delivers a Transaction Proposal to any Agent or a Confirmation to any Forward Purchaser (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and, if applicable, the Forward Purchasers, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(f) Except as set forth in the last sentence of Section 2(a) hereof, the Company shall reasonably cooperate with any reasonable due diligence review requested by any Agent or any Forward Purchaser or their counsel from time to time in connection with the transactions contemplated hereby, by any Terms Agreement or by any Confirmation, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and the Forward Purchasers, and (ii) at each Bring-Down Delivery Date and otherwise as such Agent or Forward Purchaser may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and the Forward Purchasers and their counsel.

(g) The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if requested by the Agents or the Forward Purchasers, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the aggregate number of the Shares sold through the Agents under this Agreement, any Terms Agreement and any Confirmation, and the gross and net proceeds to the Company or the Forward Purchasers from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report on Form 10-K and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through Section 6(d) hereof shall be reasonably satisfactory in form and substance to the Agent or, if applicable, the Forward Purchaser. The Agent and, if applicable, the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through Section 6(d) hereof.

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7. Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or to sell any Shares as contemplated by a Confirmation shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward Transaction pursuant to a Confirmation, at the time of execution and delivery of the Confirmation by the Company and at the relevant Time of Sale and Forward Settlement Date:

(i)

The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Confirmation, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward Transaction pursuant to a Confirmation, from the time of execution and delivery of the Confirmation by the Company until the Hedge Completion Date specified pursuant to such Confirmation, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Confirmation, any Permitted Free Writing Prospectus and the Prospectus.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its consolidated subsidiaries by any “nationally

34

recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its consolidated subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in the Prospectus or any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)

The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement or Confirmation, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time any Agent delivers a Transaction Acceptance to the Company or the Company and any Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which any Agent shall have reasonably objected in writing.

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(b) Within five Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Section 6(b) through Section 6(d) hereof, inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the applicable Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that such Agent shall have received the documents described in the preceding sentence.

(c) Within five Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, with respect to which the Company is obligated to deliver a certificate described in Section 6(b) hereof for which no waiver is applicable, Gibson, Dunn & Crutcher LLP, counsel for the Agents, shall have furnished to the Agents (or, in the case of a Principal Settlement Date, to the applicable Agent) such written opinion or opinions, dated as of such date, with respect to such matters as the Agents or Agent, as applicable, may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

8. Termination.

(a)

(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent and/or Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 4(l)), 9, 13, 15 and 17 hereof shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)

(i) Each Agent and each Forward Purchaser may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents and the Forward Purchasers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 4(l)), 9, 13, 15 and 17 hereof shall remain in full force and effect notwithstanding such termination.

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(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free-Writing Prospectus, (A) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (B) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market; (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (D), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or Section 8(b) hereof or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement, any Terms Agreements and any Confirmation, and (C) December 31, 2029, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or any Confirmation, only Section 4(l)), 9, 13, 15 and 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or Section 8(b) hereof. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

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(e) No termination of this Agreement shall affect any Confirmation that has been entered into prior to such termination.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent and each Forward Purchaser, each Agent’s and each Forward Purchaser’s respective affiliates, directors and officers and each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to an Agent or a Forward Purchaser furnished to the Company in writing by such Agent or such Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in Section 9(b) hereof.

(b) Each Agent and each Forward Purchaser agrees, to the extent permitted by law, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) hereof, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to an Agent or a Forward Purchaser furnished to the Company in writing by such Agent or such Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the fifth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

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(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or Section 9(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and the Forward Purchasers, and each of the Agents’ and each of the Forward Purchasers’ respective affiliates, directors and officers and their respective control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and the Forward Purchaser and their respective affiliates, directors and officers and their respective control persons, if any, shall be designated in writing by such Agent and such Forward Purchaser, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (II) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (III) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

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(d) If the indemnification provided for in Section 9(a) and Section 9(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and any Agent or any Forward Purchaser, as applicable, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and any Agent or any Forward Purchaser, as applicable, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any Agent or any Forward Purchaser, as applicable, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by such Agent, or in the case of a Forward Purchaser the net Spread (as such term is defined in the applicable Confirmations and net of any related stock borrow costs or other costs or expenses actually incurred) for all Confirmations entered into pursuant to this Agreement, in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and any Agent or any Forward Purchaser, as applicable, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Agent or such Forward Purchaser, as applicable, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and each Agent and each Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall any Agent or any Forward Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent, or in the case of a Forward Purchaser the net Spread (as such term is defined in the applicable Confirmations and net of any related stock borrow costs or other costs or expenses actually incurred) for all Confirmations entered into pursuant to this Agreement, with respect to the offering of the Shares pursuant to this Agreement

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and any Terms Agreements exceeds the amount of any damages that such Agent or such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. An Agent’s and a Forward Purchaser’s obligation to contribute under this Section 9 is in proportion to its obligation and not joint with any other Agent or Forward Purchaser.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices.

(a) All notices and other communications under this Agreement, any Terms Agreement or any Confirmation shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the respective party, shall be sufficient in all respects if delivered or sent to:

(i)	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: +1 (646) 834-8133

with a copy, in the case of any notice pursuant to Section 9(c), to:

the Director of Litigation

Office of the General Counsel

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Kevin Cheng

Telephone: +1 (212) 526-8627

Facsimile: +1 (917) 522-0458

Email: kevin.cheng@barclays.com

(ii)	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

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Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, New York 10036

Attention: Strategic Equity Solutions Group

Telephone: 646-855-6770

Email: dg.issuer_derivatives_notices@bofa.com

(iii)	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attn: Michael Voris, Ryan Cunn, Equity Capital Markets

Telephone: 212-902-4895

Facsimile: 212-291-5027

Email: michael.voris@gs.com; ryan.cunn@gs.com

(iv)	J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

Attention: EDG Marketing Support

E-mail: edg_notices@jpmorgan.com,

edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

E-mail: sanjeet.s.dewal@jpmorgan.com

(v)	KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Phone: (216) 689-3910

Attention: Michael Jones, John Salisbury, Nathan Flowers

Email: michael.c.jones@key.com; john.salisbury@key.com;

nathan.flowers@key.com

(vi)	Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

Attention: Equity Capital Markets

Email: us-ecm@mizuhogroup.com

42

Mizuho Markets Americas LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

Attention: Equity Capital Markets

Email: us-ecm@mizuhogroup.com

(vii)	MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Equity Capital Markets

Facsimile: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp and ECM@us.sc.mufg.jp

MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC27 9AJ, United Kingdom

Attention: Derivative Confirmations

Facsimile: +44 (0) 20 7577 2898/2875

Email: docsconfirms@int.sc.mufg.jp, with a copy to: ECM@us.sc.mufg.jp

(viii)	TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

TDS_ATM@tdsecurities.com

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue New York, NY 10017

Attention: Global Equity Derivatives

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

TDS_ATM@tdsecurities.com

and

(ix)	Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and Special Equities Desk

Email: ECMOriginationPower@wellsfargo.com.

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and Special Equities Desk

Email: CorporateDerivativeNotifications@wellsfargo.com.

43

and,	if to the Company, shall be sufficient in all respects if delivered or sent to:

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: Treasurer

Telephone: (608) 458-4931

(b) Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents and the Forward Purchasers by telephone or email to:

(i)	Barclays Capital Inc.

Telephone: +1 (212) 526-8627

Email: kevin.cheng@barclays.com

(ii)	BofA Securities, Inc.

Email: dg.atm_execution@bofa.com

(iii)	Goldman Sachs & Co. LLC

Telephone: 212-902-4895

Email: Michael Voris at michael.voris@gs.com;

Ryan Cunn at ryan.cunn@gs.com

(iv)	J.P. Morgan Securities LLC

Sanjeet Dewal, Managing Director, at Sanjeet.s.dewal@jpmorgan.com or 212-622-8783

Brett Chalmers, Executive Director, at Brett.chalmers@jpmorgan.com or 212-622-2252

Preston Ryman, Associate, at Preston.t.ryman@jpmchase.com or 212-622-3132

Ara Movsesian, Executive Director, at Ara.movsesian@jpmorgan.com or 212-622-2619

Jemil Salih, Executive Director, at Jemil.d.salih@jpmorgan.com or 212-622-2723

(v)	KeyBanc Capital Markets Inc.

Telephone: (216) 689-3910

Michael Jones at michael.c.jones@key.com;

John Salisbury at john.salisbury@key.com;

Nathan Flowers at nathan.flowers@key.com

(vi)	Mizuho Securities USA LLC

Email: us-ecm@mizuhogroup.com

44

(vii)	MUFG Securities Americas Inc.

Telephone: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp and ECM@us.sc.mufg.jp

(viii)	TD Securities (USA) LLC

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

TDS_ATM@tdsecurities.com

and

(ix)	Wells Fargo Securities, LLC

Email: ECMOriginationPower@wellsfargo.com

WellsFargoSpecialEquitiesTrading@wellsfargo.com

and Transaction Acceptances shall be delivered by the Agents and the Forward

Purchasers to the Company by email to:

Benjamin Bilitz

Email: benjaminbilitz@alliantenergy.com

Christopher Boberg

Email: ChristopherBoberg@alliantenergy.com

11. No Fiduciary Relationship.

(a) The Company acknowledges and agrees that each Agent and each Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreement or Confirmation (including in connection with determining the terms of the offering) and not as a financial advisor or as a fiduciary to, or agent of, the Company or any other person.

(b) Additionally, none of the Agents nor Forward Purchasers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

(c) The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent or Forward Purchaser shall have any responsibility or liability to the Company with respect thereto.

(d) Any review by the Agents or the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents or the Forward Purchasers and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and the average daily trading volume limitation set forth in Section 2(a)(ii), any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

45

13. Submission to Jurisdiction; Waiver of Jury Trial.

(a) No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service with respect thereto.

(b) The parties waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement.

(c) The parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction the parties are or may be subject, by suit upon such judgment.

14. Governing Law; Construction.

(a) This Agreement and any Terms Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each, a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

15. Persons Entitled to Benefit of Agreement.

(a) This Agreement, any Terms Agreement and any Confirmation shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof.

(b) Nothing in this Agreement, any Terms Agreement or any Confirmation is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or Confirmation or any provision contained herein or therein. No purchaser of Shares from or through an Agent or a Forward Purchaser shall be deemed to be a successor merely by reason of purchase.

46

16. Counterparts.

(a) This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(b) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Agents and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents or the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents or the Forward Purchasers.

18. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or Forward Purchaser of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement or any Terms Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

47

For purposes of this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder, and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

48

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agent.

Very truly yours,

ALLIANT ENERGY CORPORATION

By:	/s/ Benjamin Bilitz
Name: Benjamin Bilitz
Title: Treasurer

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

As Agent

BARCLAYS BANK PLC

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date

first above written:

BOFA SECURITIES, INC.

By:	/s/ Mark Halmrast
Name: Mark Halmrast
Title: Managing Director

As Agent

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Jan Debeuckelaer
Name: Jan Debeuckelaer
Title: Managing Director

As Agent

GOLDMAN SACHS & CO. LLC

By:	/s/ Jan Debeuckelaer
Name: Jan Debeuckelaer
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

As Agent

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date

first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, ECM

As Agent

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, ECM

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

MIZUHO SECURITIES USA LLC

By:	/s/ James Watts
Name: James Watts
Title: Managing Director

As Agent

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

MUFG SECURITIES AMERICAS INC.

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

As Agent

MUFG SECURITIES EMEA PLC

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

TD SECURITIES (USA) LLC

By:	/s/ Adriano Pierroz
Name: Adriano Pierroz
Title: Director

As Agent

THE TORONTO-DOMINION BANK

By:	/s/ Sante Corona
Name: Sante Corona
Title: Executive Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director

As Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

Name	Title	Telephone	Email
Robert Durian	Executive Vice President and Chief Financial Officer	608-458-3449	RobertDurian@alliantenergy.com
Benjamin Bilitz	Treasurer	608-458-4931	BenjaminBilitz@alliantenergy.com
Christopher Boberg	Assistant Treasurer	608-458-3913	ChristopherBoberg@alliantenergy.com

Schedule A-1

Exhibit A

Alliant Energy Corporation Common Stock

TERMS AGREEMENT

    , 20

[•]1

Dear Sirs:

Alliant Energy Corporation, a Wisconsin corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated March [•], 2026 (the “Distribution Agreement”) between the Company and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (the “Agents”) and the forward purchasers, to issue and sell to [•]2 (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

[1]	Insert name and address of applicable Agent.
[2]	Insert name and address of applicable Agent.

Exhibit A-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agents and the Company.

ALLIANT ENERGY CORPORATION

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[•]3

By:
Name:
Title:

[3]	Insert name and address of applicable Agent.

Exhibit A-2

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);

(2)	the opinions and negative assurance letters of the Company’s outside counsel and general counsel referred to in Section 5(a)(ii);

(3)	the “comfort” letter referred to in Section 5(a)(iii);

(4)	the opinion and negative assurance letter referred to in Section 5(b); and

(5)	such other documents as the Agent shall reasonably request.

Exhibit A-3

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit A-4

Exhibit B

Form of Forward Transaction Confirmation

[•], 202[•]

To:	Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

From:  [Name of Dealer]

  [Dealer Address]

Re:	Registered Forward Transaction [(Reference ________)]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [•] (“Dealer”)]4[Barclays Bank PLC (“Dealer”), through its agent Barclays Capital Inc. (the “Agent”)]5 and Alliant Energy Corporation (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. [Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]6

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and will apply to

[4]	Insert for each bank other than Barclays Bank PLC
[5]	Insert for Barclays Bank PLC
[6]	Insert for Barclays Bank PLC

Exhibit B-1

Counterparty as if (1) the “Threshold Amount” with respect to Dealer were 3% of shareholders’ equity of [Dealer] [Dealer’s ultimate parent company] [Dealer’s Credit Support Provider] as of the Trade Date and the “Threshold Amount” with respect to Counterparty were [3]% of shareholders’ equity of Counterparty as of the Trade Date, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no other Transaction shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[•], 202[•]

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [•] (the “Agent”) acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, dated March [•], 2026 among Counterparty, Dealer, the Agent and the other parties thereto (as amended or otherwise modified from time to time, the “Distribution Agreement”) have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, with a par value of $0.01 per share (Ticker Symbol: “LNT”)

Exhibit B-2

Number of Shares:	As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the Agent acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, not to exceed an aggregate of [•] Shares; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in a notice delivered on or prior to such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [•], 202[•]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Forward Hedge Selling Commission Rate:	[•]%.

Volume-Weighted Hedge Price:	The volume-weighted average of the Gross Sales Prices (as defined in the Distribution Agreement) at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (to the extent such Share sales have settled); provided that, for the purposes of calculating the Initial Forward Price, each such Gross Sales Price (other than the Gross Sales Price for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to clause (b) of the definition thereof during the period from, and including the Trade Date to, and including, the Hedge Completion Date (such period, the “Initial Hedge Period”).

Forward Price:

(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) On each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Exhibit B-3

Notwithstanding any other provision herein or in the Equity Definitions to the contrary, the Forward Price at any time shall in no event be less than the par value per Share on the Trade Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Funding Rate for such day minus (b) the Spread divided by (ii) 365.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>“, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•]%.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	The Nasdaq Global Select Market

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, in its reasonable discretion based on the advice of its legal counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, but provided that such policies or procedures are generally applicable in similar situations and have been adopted in good faith by Dealer) for Dealer to refrain from or decrease sales or purchases of Shares in connection with the Transaction.

Exhibit B-4

Settlement:

Settlement Currency:	USD.

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [•] Scheduled Trading Days (or such other period of time as agreed between Counterparty and Dealer) prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date; or

(b)designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares as of such date is greater than zero.

Final Date:	As specified in the Pricing Supplement, to be the date that follows the Trade Date by [•] [days/months/years] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:	(a)With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [•] and the Number of Shares at that time, in each case, with the Number of Shares determined taking into account pending Settlement Shares; and (b)with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time, with the Number of Shares determined taking into account pending Settlement Shares.

Exhibit B-5

Settlement Method Election:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable judgment of Dealer based on the advice of its legal counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its good faith, commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date.

Settlement Notice Requirements:[7]	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty includes in such Settlement Notice the representations and warranties set forth in the first sentence of clause (i) of Paragraph 7(e) below with respect to the date of such Settlement Notice.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

[7]	Insert CARES Act representation for JPM

Exhibit B-6

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares to which Physical Settlement applies for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Cash Settlement applies) is (i) a positive number, Dealer will pay the Cash Settlement Amount to Counterparty or (ii) a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)(i)(A) the weighted average (weighted on the same basis as sub-clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [•], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled through Cash Settlement or Net Share Settlement (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares to which Cash Settlement or Net Share Settlement, as applicable, applies for the relevant Settlement Date; minus

(b)the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares in respect of which Cash Settlement or Net Share Settlement, as applicable, applies for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Share Settlement applies) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if during the applicable Unwind Period Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Exhibit B-7

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Share Settlement applies) divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date, in each case, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; provided that (x) Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

Exhibit B- 8

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and shareowner direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee incentive plans;

(ii) any issuance of Shares under Counterparty’s Shareowner Direct Plan or other dividend reinvestment plan;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit or performance share awards.

Additional Adjustment:	If, in Dealer’s good faith and commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any eight (8) calendar day period, of borrowing a number of Shares equal to the Number of Shares to hedge its exposure to this Transaction (or if Dealer’s Hedge Position involves the borrowing of less than the Number of Shares, then such lesser number of Shares as are covered by such Hedge Position) exceeds a volume weighted average rate equal to [50] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a volume weighted average rate equal to [50] basis points per annum during such period.

Exhibit B-9

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Hedging Party:	Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to an affiliate of Dealer of equivalent or better credit quality (or whose obligations are guaranteed by an entity of equivalent or better credit quality) so long as (a) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) such assignment or transfer will not be treated as a deemed exchange for Counterparty for U.S. federal income tax purposes; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3. Calculation Agent: Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate an independent, nationally recognized equity derivatives dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the

Exhibit B-10

Equity Definitions or this Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transaction is: [•] [Inapplicable, Dealer is not a Multibranch Party]8.

6. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Alliant Energy Corporation

(a Wisconsin Corporation)

4902 N. Biltmore Lane

Madison, Wisconsin 53718

Email: [Counterparty to provide address]

[8]	Offices information to be completed per bank-specific instructions.

Exhibit B-11

(b) Address for notices or communications to Dealer:

[Insert Dealer name and notice information]

7. Other Provisions:

(a) Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Distribution Agreement is terminated prior to the relevant Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the relevant Trade Date and prior to such termination.

(b) Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. The parties agree and acknowledge that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii) Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under this Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares.

Exbibit B-12

Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of the Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.

(vi) Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of this Transaction pursuant to Confirmation(s) (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs on the Final Date, in each case with respect to any Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security

Exbibit B-13

convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with this Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv) During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

Exbibit B-14

(v) Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) As of the date hereof, the Trade Date and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity).

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii) Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (c) is entering into this Transaction for a bona fide business purpose.

Exbibit B-15

(xiv) As of the date hereof and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder.

(xv) Counterparty will, within two Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty or a Potential Adjustment Event (other than any Potential Adjustment Event set forth in clause (v) or clause (vii) of Section 11.2(e) of the Equity Definitions); provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi) Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (c) has total assets of at least $50 million as of the date hereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or any relevant affiliate of Dealer) is not able to hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or any relevant affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge its exposure under this Transaction that is greater than a rate equal to [200] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in good faith and a commercially reasonable manner by Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Final Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of this Transaction). “Extraordinary Dividend” means any dividend or distribution declared by the Issuer with respect to the Shares with an ex-dividend date occurring on any day following the Trade Date that, in the good faith and commercially reasonable determination of Calculation Agent, is (1) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (2) any other dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

Exbibit B -16

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(iv) Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (a) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Dealer on the Trade Date” and (b) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, acting based on the advice of counsel, determines on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this sub-paragraph (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 0.5% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (b) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence,

Exbibit B -17

Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in good faith and a commercially reasonable manner as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

Exbibit B-18

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates; provided, in each case, that (x) each such transfer is made in accordance with the transfer restrictions referred to in such legends and (y) Dealer and such transferee deliver to Counterparty or the transfer agent for the Shares such documents and certificates (but not, for the avoidance of doubt, any opinions of counsel) as Counterparty or such transfer agent shall reasonably request to satisfy Counterparty or such transfer agent that such transfer is made in accordance with such transfer restrictions and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Exbibit B-19

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. In connection with either Cash Settlement or Net Share Settlement and other than in respect of a Market Disruption Event, Dealer may postpone the related Settlement Date or Valuation Date if Dealer determines, in its reasonable discretion based on the advice of its legal counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Dealer in its reasonable discretion based on the advice of its legal counsel.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) the Share Amount would equal or exceed the Threshold Number of Shares (the “Exchange Limit”), (iv) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 4.9% of the outstanding Shares (the condition described in this clause (iv), an “Excess FPA Ownership Position”) or (v) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer

Exbibit B-20

or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares other than Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (v), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) the Share Amount would equal or exceed the Exchange Limit, (iv) an Excess FPA Ownership Position would result or (v) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (v) the Share Amount would not exceed the Post-Effective Limit, (w) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (x) the Share Amount would not equal or exceed the Exchange Limit, (y) an Excess FPA Ownership Position would not result and (z) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

Exbibit B-21

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into a Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(u) No Collateral or Setoff. Notwithstanding any other provision of this Confirmation, the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any obligations of the parties other than in respect of this Transaction or any Additional Transactions, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties other than in respect of this Transaction or any Additional Transactions shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(v) Tax Matters.

(i) For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Exbibit B-22

(ii) For the purpose of Section 3(f) of the Agreement:

(A) Dealer makes the following representation(s):

[(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded as an entity separate from another Person for U.S. federal income tax purposes, such Person is so characterized), (2) it is treated as a corporation for U.S. federal income tax purposes, and (3) it is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations].9

(B) Counterparty makes the following representation(s):

(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is so characterized).

(2) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Wisconsin, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Section 7(v)(i) and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv) HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

[9]	Where the Dealer is a non-U.S. person acting only through a U.S. office (including Barclays Bank PLC), or representations are not applicable, language to be replaced per bank-specific instructions.

Exbibit B-23

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9 that eliminates U.S. federal backup withholding tax on payments to Counterparty under this Confirmation, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, obsolete, or incorrect[, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form [W-9] [W-8ECI][W-8IMY (including a withholding statement identifying this Agreement) certifying that Dealer is a “Qualified Derivatives Dealer]10 that eliminates U.S. federal backup withholding tax on payments to Dealer under this Confirmation, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, obsolete, or incorrect.. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party].11

(vi) [The parties agree that the definitions and provisions contained in paragraphs 2 to 7 of the Attachment to the ISDA 2015 Section 871(m) Protocol, as published by the International Swaps and Derivatives Association, Inc., are incorporated into and apply to this Master Confirmation as if set forth in full herein.]12

(w) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising fr_om a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

[10]	Tax forms to reflect bank-specific instructions.
[11]	A non-U.S. Dealer may include other appropriate form deliverables per bank-specific instructions.
[12]	Inclusion of ISDA 2015 Section 871(m) Protocol per bank-specific instructions.

Exbibit B -24

(y) Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.

(z) General Obligations Law of New York. (i) Counterparty and Dealer agree and acknowledge that (W) the Transaction contemplated by this Confirmation and the related Pricing Supplement will be entered into in reliance on the fact that this Confirmation and such Pricing Supplement, together with the Agreement and any Additional Confirmation and related “Pricing Supplement” or equivalent document thereunder, form a single agreement between Counterparty and Dealer, and the parties would not otherwise enter into such Transaction, (X) this Confirmation, together with such Pricing Supplement and the Agreement, are a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (Y) such Pricing Supplement, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (Z) this Confirmation and the Agreement constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, such Pricing Supplement and the Agreement.

(ii) Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the related Pricing Supplement and the Agreement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(aa) Counterparts. Delivery of an executed counterpart of a signature page of this Confirmation and the Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb) Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc) Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

Exbibit B-25

(dd) [Reserved]13[U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol. In the event of any inconsistencies between this Confirmation and the terms of the Protocol (the “QFC Stay Terms”), the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules (as defined below). For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]14

(ee) [Reserved.]

(ff) [The parties acknowledge and agree that Dealer is not a U.S. registered broker-dealer, and that its participation in this Master Confirmation and any Transaction is pursuant and subject to Rule 15a-6. The parties acknowledge and agree that Dealer’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Dealer’s chaperone for purposes of the activities contemplated in this Master Confirmation, and that any reference to any obligation of Dealer in this Master Confirmation, shall – to the extent that such obligations are required to be carried out by a registered broker or Dealer under Rule 15a-6 – be deemed to be a requirement that Dealer procure that U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books. MUFG Securities Americas Inc. may have been paid a fee by Dealer in connection with the Transactions.]15

(gg) [UK Regulatory Provisions. To the extent applicable hereto, the following UK Regulatory Provisions apply:

(1)	ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol.

The parties agree that the amendments set out in the Attachment to the ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 and available on the ISDA website (www.isda.org) (the “UK PDD Protocol”) shall be made to this Agreement. In respect of the Attachment to the UK PDD Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Section 7(gg)(1) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into this Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to this Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Agreement. For the purposes of this section:

(1) Portfolio reconciliation process status. Each party confirms its status as follows:

Dealer: Portfolio Data Sending Entity

[13]	Insert for all Dealers that are not subject to U.S. Stay Rules.
[14]	Insert for all Dealers that are subject to U.S. Stay Rules.
[15]	Insert for MUFG.

Exbibit B-26

Counterparty: Portfolio Data Receiving Entity

(2) Local Business Days. Each party specifies the following place(s) for the purposes of the definition of Local Business Day as it applies to it:

Dealer: London (United Kingdom)

Counterparty: New York, New York

(3) With respect to delivery of Portfolio Data, Notice of a discrepancy and Dispute Notice they may be delivered to:

With respect to Dealer: [ ]

With respect to Counterparty: [•]

Use of third party service provider. For the purposes of Part I(3) of the Attachment to the UK PDD Protocol, Dealer and Counterparty may use a third party service provider.

(4) Use of agent. For the purposes of Part I(3)(a) of the Attachment to the UK PDD Protocol, each of Dealer and Counterparty appoints the following Affiliate(s) (as defined in the Attachment to the UK PDD Protocol) as its agent:

Dealer: None

Counterparty: [None]

(2)	UK EMIR Status.

In connection with Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties and trade repositories (as amended or supplemented from time to time) (“EMIR”) which forms part of `retained EU law’ as defined in the European Union (Withdrawal) Act 2018 (“EUWA”) (as amended or supplemented from time to time) (“UK EMIR”), each party represents to the other on each day and on each time on which it enters into a Transaction which is subject to the Portfolio Reconciliation Risk Mitigation Techniques and/or the Dispute Resolution Risk Mitigation Techniques (each as defined in the UK PDD Protocol) (each, a “Relevant Transaction”) which representation will, unless otherwise further notified to the other party, be deemed to be repeated by such party at all times while such Relevant Transaction remains outstanding) that it has the following status (“UK EMIR Status”):

With respect to Dealer: a party that does not make the NFC Representation (as such term is defined in the ISDA 2013 EMIR NFC Representation Protocol published by the International Swaps and Derivatives Association, Inc. on 8 March 2013).

Exbibit B-27

With respect to Counterparty: [a party making the NFC Representation]/[a party which is a NFC+ Party]/[a party that does not make the NFC Representation] (as such term is defined in the ISDA 2013 EMIR NFC Representation Protocol published by the International Swaps and Derivatives Association, Inc. on 8 March 2013).

Where the UK EMIR Status, as represented under this provision changes, each party shall promptly notify the other party in writing of such change. Such notification shall be made in accordance with Section 7(gg)(2) of this Agreement. The parties will use all reasonable efforts to negotiate, agree, and implement all necessary amendments and modifications to any Relevant Transaction and to adhere to any additional obligation that is required under UK EMIR. Without prejudice to any right or remedy provided by law, neither a wrong declaration of status nor the failure to notify any change in status shall constitute an Event of Default or Termination Event.

(3)	UK Contractual Recognition of Bail-In.

(1) Each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the U.K. Bail-in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(i) a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(ii) a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(2) Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in order to give effect to the matters described herein.

(3) The acknowledgements and acceptances contained in paragraphs (1) and (2) above will not apply if:

(i) the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the U.K. Bail-in Power pursuant to the law of the third country governing such liabilities or a binding agreement concluded with such third country and in either case the U.K. Regulations have been amended to reflect such determination; and/or

(ii) the U.K. Regulations have been repealed or amended in such a way as to remove the requirement for the acknowledgements and acceptances contained in paragraphs (1) and (2).

(4) Definitions.

“Bail-in Action” means the exercise of the U.K. Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement.

Exbibit B-28

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the U.K. Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the U.K. Regulations.

“U.K. Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “U.K. Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies

(4)	UK Special Resolution Regime.

(1) Where a resolution measure is taken in relation to any Regulated Entity Counterparty or any “member” of the same “group” as such Regulated Entity Counterparty, the other party to this Agreement shall be entitled to exercise “termination rights” under, or rights to enforce a “security interest” in connection with, this Agreement, to the extent that it would be entitled to do so under the “Special Resolution Regime” if this Agreement were governed by the laws of any part of the “United Kingdom”.

(2) For the purposes of subparagraph (1) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a “crisis prevention measure” other than the making of a “mandatory reduction instrument” by the Bank of England under Section 6B of the U.K. Banking Act 2009.

(3) As used in this paragraph [ ] (including any [Confirmation] relating thereto):

(a) words and phrases in quotation marks and italics have the meaning given to them in or pursuant to the `Stay In Resolution’ part of the PRA’s rulebook and the ISDA 2020 UK (PRA Rule) Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol published by ISDA on 22 December 2020, as applicable (each, as may be amended from time to time);

Exbibit B-29

(b) “BRRD” means the European Bank Resolution and Recovery Directive;

(c) “Regulated Entity Counterparty” means any of the following:

a. A “BRRD undertaking” which is:

i. a “CRR firm”;

ii. a “financial holding company” whose “registered office” or, if the “financial holding company” does not have a “registered office,” whose “head office” is in the “United Kingdom”; or

iii. a “mixed financial holding company” whose “registered office” or, if the “mixed financial holding company” does not have a “registered office,” whose “head office” is in the “United Kingdom”; and

b. A “subsidiary” of a “BRRD Undertaking” which is:

i. a “credit institution”;

ii. an “investment firm” or an “undertaking” which would be an “investment firm” if it had its head office in the “United Kingdom”; or

iii. a “financial institution”; and

iv. is not a “BRRD undertaking” which falls within clause (a) of this definition; and

(d) “resolution measure” means a “crisis prevention measure”, “crisis management measure” or “recognised third-country resolution action.

(5)	Transaction Reporting - Consent for Disclosure of Information.

Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(1) to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(2) to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements; or

(3) subject to an agreement containing provisions substantially similar to those of the Reporting Consent, to any prospective counterparty to a derivatives transaction relating to any Transaction hereunder.

Exbibit B-30

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity, and certain transaction and pricing data and may result in such information becoming available to the public or recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall survive the termination of this Master Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.]25

(hh) [Reserved.]16

(1) Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

(2) Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.

(3) Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.

(4) EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of

[16]	Insert for all Dealers other than Barclays Bank PLC.

Exbibit B-31

“Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

1. Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

2. Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

3. The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.

4. The following are the applicable email addresses.

Portfolio Data: Dealer: MarginServicesPortRec@barclays.com

Counterparty: [e-mail address]

Notice of discrepancy: Dealer: PortRecDiscrepancy@barclays.com

Counterparty: [e-mail address]

Dispute Notice: Dealer: EMIRdisputenotices@barclays.com

Counterparty: [e-mail address]

(5) NFC Representation. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless the Counterparty notifies the Dealer promptly otherwise of any change in its status from that represented) that:

(1) it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(2) as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

Exbibit B-32

(3) Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

(7) Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.]17

[Signature Page Follows]

[17]	Insert only for Barclays Bank PLC

Exbibit B-33

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

ALLIANT ENERGY CORPORATION

By:
Name:
Title:

Exhibit B-34

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]

Exhibit B-35

ANNEX A

PRICING SUPPLEMENT

[Dealer letterhead]

[•], 202[•]

Alliant Energy Corporation

(a Wisconsin Corporation)

4902 N. Biltmore Lane

Madison, Wisconsin 53718

Email: [•]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [•], 202[•] (the “Confirmation”) between Alliant Energy Corporation (“Counterparty”) and [•] (“Dealer”).

For all purposes under the Confirmation,

the Hedge Completion Date is [•];

the Number of Shares shall be [•], subject to further adjustment in accordance with the terms of the Confirmation;

the Initial Forward Price shall be USD [•]; and

the Final Date shall be [•] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Very truly yours,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

ALLIANT ENERGY CORPORATION

By:
Name:
Title:

Exhibit B-36

Exhibit C

OFFICERS’ CERTIFICATE

__________, 20__

We, Benjamin Bilitz, the Treasurer of Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and Robert J. Durian, the Executive Vice President and Chief Financial Officer of the Company, do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated March [•], 2026 among the Company, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as agents, and Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchasers (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:

1. The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2. The Company has performed all obligations and satisfied all covenants and conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) neither the Company nor any of its consolidated subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its consolidated subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its consolidated subsidiaries taken as a whole; and (ii) neither the Company nor any of its consolidated subsidiaries has sustained any loss or interference with its business that is material to the Company and its consolidated subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

Exhibit C-1

Name: Benjamin Bilitz
Title: Treasurer

Name: Robert J. Durian
Title: Executive Vice President and Chief Financial Officer

Exhibit C-2

Exhibit D

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

PERKINS COIE LLP,

COUNSEL TO THE COMPANY

Opinions

1 The Registration Statement [has/and any post-effective amendments thereto have] become effective under the Act. The Prospectus [has/and any supplements thereto have] been filed pursuant to Rule 424(b) under the Act in the manner and within the time period required by such Rule 424(b) (without reference to Rule 424(b)(8)). Any required filing of any Permitted Free Writing Prospectus listed on Schedule 1 hereto has been made in the manner and within the time period required by Rule 433 under the Act. To our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

2 Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, each of the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting included therein and the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as to which we express no opinion) appear on its face to be appropriately responsive in all material respects with the requirements of the Act.

3 The Company is a corporation validly existing under the laws of the State of Wisconsin.

4 The Company has the corporate power and corporate authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

5 The Shares conform in all material respects to the description thereof set forth or incorporated by reference in the Registration Statement and the Prospectus.

6 The Company has the corporate power to enter into and perform the Distribution Agreement [Add the following if opinion is delivered in connection with a Terms Agreement—; and the Company has the corporate power to enter into and perform the Subject Agreement]. The Distribution Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company [Add the following if opinion is delivered in connection with a Terms Agreement—and the Subject Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company].

Exhibit D-1

7 All of the Shares [Add the following if opinion is delivered in connection with a Terms Agreement— (including, without limitation, the Shares to be issued and sold pursuant to the Subject Agreement)] have been duly authorized for issuance and sale [Add the following if opinion is delivered in connection with a Terms Agreement— to the Forward Purchasers] pursuant to the [Distribution Agreement][Add the following if opinion is delivered in connection with a Terms Agreement— Forward Confirmations], and when issued and delivered by the Company pursuant to the Distribution Agreement [Add the following if opinion is delivered in connection with a Terms Agreement— and, in the case of the Shares to be issued and sold pursuant to the Subject Agreement, in accordance with the terms of the Subject Agreement] against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

8 The Forward Confirmations have been duly authorized and, when the terms of any Forward Confirmation and of the issue and sale of the Shares pursuant thereto have been duly established in accordance with the Distribution Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, upon its due execution and delivery by the Company will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

9 No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar rights to subscribe for or purchase securities of the Company created under or pursuant to the Charter Documents or the Wisconsin Business Corporation Law.

10 The Company’s execution, delivery and performance of its obligations in the Distribution Agreement [Add the following if opinion is delivered in connection with a Terms Agreement— and the Subject Agreement] do not:

(a) violate statutory laws that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Distribution Agreement [Add the following if opinion is delivered in connection with a Terms Agreement— and the Subject Agreement] and transactions similar to those contemplated by the Distribution Agreement [Add the following if opinion is delivered in connection with a Terms Agreement— and the Subject Agreement], except for such violations that, according to the Back-Up Certificate, would not, individually or in the aggregate, have a Material Adverse Effect;

(b) violate the Charter Documents;

(c) breach or result in a default or Repayment Event under any Material Agreement, except for such breaches, defaults or Repayment Events that, according to the Back-Up Certificate would not, individually or in the aggregate, have a Material Adverse Effect;

(d) breach or violate any Material Court Order, except for such breaches or violations that, according to the Back-Up Certificate, would not, individually or in the aggregate, have a Material Adverse Effect; or

Exhibit D-2

(e) violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, provided in rendering this opinion as to such regulations we have assumed that (i) no credit is extended or maintained under the Distribution Agreement [Add the following if opinion is delivered in connection with a Terms Agreement— or the Subject Agreement] by a U.S. broker-dealer or other “creditor” (as defined in Regulation T) or “foreign branch of a broker-dealer” (within the meaning of Regulation X), and (ii) no proceeds from the sale of the Shares will be used for the immediate purpose of buying or carrying margin stock (within the meaning of Regulation U).

“Material Agreement” means any agreement identified by the Company as a material agreement in its Form 10-K filing with the Commission for the Company’s fiscal year ended December 31, 2025.

“Material Court Order” means the court orders listed on Schedule 2 hereto, which list was provided by the Company in response to our request for a list of all material court orders binding on the Company or its property.

11 All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with any United States federal or Wisconsin State governmental or regulatory authority required for the issuance of the Shares have been made or obtained, or will be effective, except for (1) such approvals of the Nasdaq Global Select Market (the “Exchange”) as have been obtained, subject to official notice of issuance, in connection with the listing of the Shares on the Exchange, and (2) such as may be required (and as to which we express no opinion) under applicable state securities laws and regulations or from FINRA in connection with the offer or sale of the Shares.

12 The statements in the Basic Prospectus [Add the following if opinion is delivered in connection with a Terms Agreement— and the General Disclosure Package (as defined below)] under the headings “Description of Common Stock” and “Plan of Distribution,” in the Prospectus Supplement under the heading “Plan of Distribution” and in the Registration Statement in Item 15, in each case insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects.

13 The Company is not, and immediately upon receipt of payment for the Shares will not be, an “investment company” required to be registered under the Investment Company Act.

14 Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, each of the Registration Statement and Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

Confirmations

1 We confirm to you that to our knowledge, except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus [Add the following if opinion is delivered in connection with a Terms Agreement— and the General Disclosure Package (as defined below)], there is not pending or threatened in writing any action, suit or proceeding to which the Company or any of its consolidated subsidiaries is a party, or to which the property of the Company or any of its consolidated subsidiaries is subject, before or brought by any court or governmental agency or body that, according to the Back-Up Certificate, would reasonably be expected to result in a Material Adverse Effect.

Exhibit D-3

2 We have participated in conferences with officers and other representatives of the Company, representatives of the Agents and representatives of the independent auditors of the Company at which the contents of the Registration Statement [Add the following if opinion is delivered in connection with a Terms Agreement—, the General Disclosure Package] and the Prospectus and any amendments or supplements thereto were discussed. Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph 11 above, subject to the assumptions, exclusions and qualifications set forth in this opinion) made in (i) the Registration Statement or any amendment thereto, (ii) [Add the following if opinion is delivered in connection with a Terms Agreement— the General Disclosure Package or any amendment or supplement thereto, (iii)] the Prospectus or any amendment or supplement thereto, or (iii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to our attention that causes us to believe that:

(a) the Registration Statement, at the time the Registration Statement became effective (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein and the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act, as to which we make no statement), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) [Add the following if opinion is being delivered in connection with a Terms Agreement— ] the Prospectus, the information set forth under the caption “Time of sale information” in the Schedule to the Subject Agreement and the information set forth in any Permitted Free Writing Prospectuses, considered together (collectively, the “General Disclosure Package”), as of [Insert time of sale appearing in the Schedule to the Terms Agreement] (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein, as to which we make no statement), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Prospectus or any amendment or supplement thereto, as of its date [Add the following if opinion is delivered in connection with a Terms Agreement-- , as of the date of the applicable Terms Agreement] or as amended and supplemented, if applicable, as of the date hereof (except for the financial statements and financial schedules and other financial or accounting information included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the

Exhibit D-4

auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein, as to which we make no statement), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit D-5

SCHEDULE 1

PERMITTED FREE WRITING PROSPECTUSES

Exhibit D-6

SCHEDULE 2

MATERIAL COURT ORDERS

Exhibit D-7